Exhibit 10.3

LIMITED LIABILITY COMPANY CERTIFICATE

The undersigned certifies that Dale Chatagnier is the Secretary of Blackwater Midstream Corp., that Blackwater Midstream Corp. is the Manager and Sole Member of Blackwater New Orleans, L.L.C. and that Dale Chatagnier is hereby authorized to execute and deliver all documents on behalf of Blackwater New Orleans, L.L.C. required by JPMorgan Chase Bank, N.A., and that the resolutions attached hereto remain in full force and effect as of the this 12th day of February, 2010.

/s/ Dale Chatagnier DALE CHATAGNIER, Secretary of Blackwater Midstream corp., in its capacity as Manager and Sole Member of Blackwater New Orleans, L.L.C.